As filed with the Securities and Exchange Commission on January 26, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Echo Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	41-1649949
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

10 Forge Parkway, Franklin, Massachusetts	02038
(Address of Principal Executive Offices)	(Zip Code)

Echo Therapeutics, Inc. 2008 Equity Incentive Plan
(Full Title of the Plan)

Harry G. Mitchell
Chief Operating Officer, Chief Financial Officer and Treasurer
Echo Therapeutics, Inc.
10 Forge Parkway
Franklin, Massachusetts 02038
(Name and Address of Agent for Service)
(508) 553-8850
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount To Be	Offering Price	Aggregate	Amount of
To Be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Registration Fee (2)
Common Stock, $.01 par value	1,000,000 (3)	$1.88	$1,880,000	$134.04

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, reverse stock splits, split-ups, reclassifications or other similar events effected without the receipt of consideration.

(2)	Estimated solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices of the Registrant’s Common Stock on the Over-the-Counter Bulletin Board on January 21, 2010 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended.

(3)	This Registration Statement relates to an amendment to the Echo Therapeutics, Inc. 2008 Equity Incentive Plan (the “Plan”) to increase the number of shares of Common Stock authorized to be issued under the Plan from 1,700,000 to 2,700,000 shares of Common Stock. Pursuant to Instruction E of Form S-8, the filing fee is being paid only with respect to the 1,000,000 shares of Common Stock not previously registered.

EXPLANATORY NOTE
     This Registration Statement relates to an amendment to the Echo Therapeutics, Inc. 2008 Equity Incentive Plan (the “Plan”) to increase the number of shares of Common Stock authorized to be issued under the Plan from 1,700,000 to 2,700,000 shares of Common Stock. The contents of the Registrant’s Registration Statement on Form S-8, registration no. 333-152138, filed with the Securities and Exchange Commission on July 3, 2008, with respect to the Plan are hereby incorporated by reference into this Registration Statement pursuant to Instruction E of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The Registrant hereby incorporates by reference into this Registration Statement the following documents:
1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission on April 13, 2009.

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Securities and Exchange Commission on May 15, 2009.

3.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the Securities and Exchange Commission on August 13, 2009.

4.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed with the Securities and Exchange Commission on November 19, 2009.

5.	The Registrant’s Current Reports on Form 8-K, filed with the Securities and Exchange Commission on February 5, 2009, February 26, 2009, March 24, 2009, April 14, 2009, April 24, 2009, April 30, 2009, May 29, 2009, June 5, 2009, June 19, 2009, July 6, 2009, July 10, 2009, November 18, 2009, December 3, 2009 and January 5, 2010 (other than any portions of any such documents that are not deemed “filed” under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), in accordance with the Exchange Act and applicable SEC rules).

6.	The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A12G filed with the Securities and Exchange Commission on August 22, 1997 and November 12, 1997, which incorporates such description from the Registrant’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on June 25, 1997, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.
Item 5. Interests of Named Experts and Counsel.
     The validity of the authorized and unissued shares of Common Stock to be issued under the Plan was passed upon by Kimberly A. Burke, Esq., Vice President, Corporate Counsel of the Registrant. As of January 22, 2010, Ms. Burke beneficially owns, or has the right to acquire under any employee benefit plan of the Registrant, an aggregate of 208,334 shares of Common Stock of the Registrant.

Item 8. Exhibits.

Exhibit
Number	Description

4.1	Specimen Certificate of Common Stock, $.01 par value per share, of the Registrant (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed on July 3, 2008).

4.2	Amended and Restated Certificate of Incorporation of Echo Therapeutics, Inc. (incorporated herein by reference to Exhibit 3(i) of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and filed on August 13, 2009).

4.3	By-Laws of Echo Therapeutics, Inc. (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K dated June 9, 2008 and filed on June 11, 2008).

4.4	Certificate of Designation, Rights and Preferences of Series A Preferred Stock (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K dated September 30, 2008 and filed on October 6, 2008).

4.5	Certificate of Designation, Rights and Preferences of Series A-1 Preferred Stock (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K dated October 28, 2008 and filed on November 3, 2008).

4.6	Certificate of Designation, Rights and Preferences of Series A-2 Preferred Stock (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K dated April 8, 2009 and filed on April 14, 2009).

4.7	Certificate of Designation, Rights and Preferences of Series B Preferred Stock (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K dated July 7, 2009 and filed on July 10, 2009).

4.8	Certificate of Designation, Rights and Preferences of Series C Preferred Stock (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K dated June 29, 2009 and filed on July 6, 2009).

4.9	Echo Therapeutics, Inc. 2008 Equity Incentive Plan, as amended (incorporated herein by reference to Appendix B to the Registrant’s Schedule 14A filed on April 30, 2009).

5.1	Opinion of Kimberly A. Burke, Esq., Vice President, Corporate Counsel of the Registrant.

23.1	Consent of Wolf & Company, P.C.

23.2	Consent of Kimberly A. Burke, Esq. (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages of this Registration Statement).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Franklin, Commonwealth of Massachusetts, on this 26th day of January, 2010.

ECHO THERAPEUTICS, INC.
By:	/s/ Harry G. Mitchell
Harry G. Mitchell
Chief Operating Officer, Chief Financial Officer and Treasurer

POWER OF ATTORNEY
We, the undersigned officers and directors of Echo Therapeutics, Inc., hereby severally constitute Patrick T. Mooney and Harry G. Mitchell and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Echo Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick T. Mooney, M.D. Patrick T. Mooney, M.D.	Chief Executive Officer, Director, Chairman	January 26, 2010

/s/ Harry G. Mitchell Harry G. Mitchell	Chief Operating Officer, Chief Financial Officer and Treasurer	January 26, 2010

/s/ Shawn K. Singh, J.D. Shawn K. Singh, J.D.	Director	January 26, 2010

/s/ Vincent D. Enright Vincent D. Enright	Director	January 26, 2010

/s/ Walter W. Witoshkin Walter W. Witoshkin	Director	January 26, 2010

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Specimen Certificate of Common Stock, $.01 par value per share, of the Registrant (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed on July 3, 2008).

4.2	Amended and Restated Certificate of Incorporation of Echo Therapeutics, Inc. (incorporated herein by reference to Exhibit 3(i) of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and filed on August 13, 2009).

4.3	By-Laws of Echo Therapeutics, Inc. (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K dated June 9, 2008 and filed on June 11, 2008).

4.4	Certificate of Designation, Rights and Preferences of Series A Preferred Stock (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K dated September 30, 2008 and filed on October 6, 2008).

4.5	Certificate of Designation, Rights and Preferences of Series A-1 Preferred Stock (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K dated October 28, 2008 and filed on November 3, 2008).

4.6	Certificate of Designation, Rights and Preferences of Series A-2 Preferred Stock (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K dated April 8, 2009 and filed on April 14, 2009).

4.7	Certificate of Designation, Rights and Preferences of Series B Preferred Stock (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K dated July 7, 2009 and filed on July 10, 2009).

4.8	Certificate of Designation, Rights and Preferences of Series C Preferred Stock (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K dated June 29, 2009 and filed on July 6, 2009).

4.9	Echo Therapeutics, Inc. 2008 Equity Incentive Plan, as amended (incorporated herein by reference to Appendix B to the Registrant’s Schedule 14A filed on April 30, 2009).

5.1	Opinion of Kimberly A. Burke, Esq., Vice President, Corporate Counsel of the Registrant.

23.1	Consent of Wolf & Company, P.C.

23.2	Consent of Kimberly A. Burke, Esq. (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages of this Registration Statement).